Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ClearOne Communications, Inc. of our report dated August 21, 2006 with respect to the financial statements of ClearOne Communications, Inc. as of June 30, 2006 and 2005 and for the years ended June 30, 2006 and 2005, which appear in the Annual Report on Form 10-K for the year ended June 30, 2006.

/s/ Hansen, Barnett & Maxwell
HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
October 2, 2006